Exhibit 10.24

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, originally made the 31st day of August, 1992, by and between IVY FUNDS, INC., f.k.a. Waddell & Reed Funds, Inc. (hereinafter called “Corporation”), and Waddell & Reed Investment Management Company, and assigned by Waddell & Reed Investment Management Company on June 30, 2003 to Ivy Investment Management Company (hereinafter called IICO), f.k.a. Waddell & Reed Ivy Investment Company, and hereby amended and restated and effective November 15, 2005.

WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.        In General

IICO agrees to act as investment adviser to the Corporation with respect to the investment of its assets and in general to supervise the investments of each series of the Corporation as set forth in Exhibit A, and as amended from time to time, subject at all times to the direction and control of the Board of Directors of the Corporation, all as more fully set forth herein.

11.        Duties of IICO with respect to investment of assets of the Corporation.

A. IICO shall regularly provide investment advice to the Corporation and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolios of the Corporation; and in furtherance thereof, IICO shall:

1.   obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or one or more of the portfolios of the Corporation, and whether concerning the individual companies whose securities are included in one or more of the Corporation portfolios or the industries in which they engage, or with respect to securities which IICO considers desirable for inclusion in one or. more of the Corporation’s portfolios;

2.   furnish continuously an investment program for each of the portfolios of the Corporation;

3.   determine what securities shall be purchased or sold by the Corporation;

4.   take, on behalf of the Corporation, all actions which appear to IICO necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

B. IICO shall make appropriate and regular reports to the Board of Directors of the Corporation on the actions it takes pursuant to Section ILA, above. Any investment programs furnished by IICO under this section, or any supervisory function taken hereunder by IICO shall at all times conform to and be in accordance with any requirements imposed by:

1.   the provisions of the Investment Company Act of 1940 and any rules or regulations in force thereunder;

2.   any other applicable provision of law;

3.   the provisions of the Articles of Incorporation of the Corporation as amended from time to time;

4.   the provisions of the Bylaws of the Corporation as amended from time to time;

5.   the terms of the registration statement of the Corporation, as amended from time to time, under the Securities Act of 1933 and the Investment Company Act of 1940.

C. Any investment programs furnished by IICO under this section or any supervisory functions taken hereunder by IICO shall at all times be subject to any directions of the Board of Directors of the Corporation, its Executive Committee, or any committee or officer of the Corporation acting pursuant to authority given by the Board of       :. Directors.

III.        Allocation of Expenses

The expenses of the Corporation and the expenses of IICO in performing its functions under this Agreement shall be divided into two classes, to wit: (i) those expenses which will be paid in full by 1ICO as set forth in subparagraph “A” hereof, and (ii) those expenses which will be paid in full by the Corporation, as set forth in subparagraph “B” hereof.

A.   With respect to the duties of IICO under Section II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in Section IV hereinafter, for (a) the salaries and employment benefits of all employees of 11CO who are engaged in providing these advisory services; (b) adequate office space and suitable office equipment for such employees; and (c) all telephone and communications costs relating to such functions. In addition, IICO shall pay the fees and expenses of all directors of the Corporation who are employees of IICO or an affiliated corporation and the salaries and employment benefits of all officers of the Corporation who are affiliated persons of IICO.

B.    The Corporation shall pay in full for all of its expenses which are not listed above {other than those assumed by IICO or one of its affiliates in its capacity as principal underwriter of the shares of the Corporation., as Shareholder Servicing Agent or as

Accounting Services Agent for the Corporation), including (a) the costs of preparing and printing prospectuses and reports to shareholders of the Corporation, including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of the Corporation (unless the Corporation and 11CO shall otherwise agree); (c) interest, taxes, brokerage commissions and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of IICO or an affiliated company; (e) fees and expenses of its directors not affiliated with Waddell & Reed, Inc.; (f) custodian fees and expenses; (g) fees payable by the Corporation under the Securities Act of 1933, the Investment Company Act of 1940, and the securities or “Blue-Sky” laws of any jurisdiction; (h) fees and assessments of the Investment Company Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Corporation, and any indemnification by the Corporation of its officers, directors, employees and agents with respect thereto; j) the costs and expenses provided for in any Shareholder Servicing Agreement or Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by IICO, the Corporation shall pay the same to IICO on presentation of a statement with respect thereto.

C. IICO or an affiliate of IICO, may also act as (i) transfer agent or shareholder servicing agent of the Corporation and/or as (ii) accounting services agent of the Corporation if at the time in question there is a separate agreement, “Shareholder Servicing Agreement” and/or “Accounting Services Agreement,” covering such functions between the Corporation and IICO, or such affiliate. The corporation, whether IICO, or its affiliate, which is the party to either such Agreement with the Corporation is referred to as the “Agent.” Each such Agreement shall provide in substance that it shall go into effect, or be amended, or a new agreement covering the same topics between the Corporation and the Agent may be entered into, only if the terms of such Agreement, such amendment or such new agreement have been approved by the Board of Directors of the Corporation, including the vote of a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940, of either party to the Agreement, such amendment or such new agreement (considering IICO to be such a party even if at the time in question the Agent is an affiliate of IICO), cast in person at a meeting called for the purpose of voting on such approval. Such a vote is referred to as a “disinterested director” vote. Each such Agreement shall also provide in substance for its continuance, unless terminated, for a specified period which shall not exceed two years from the date of its execution and from year to year thereafter only if such continuance is specifically approved at least annually by a disinterested director vote, and that any disinterested director vote shall include a determination that (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of the Corporation and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued are services required for the operation of the Corporation; (iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Any such Agreement may also provide in substance that any disinterested director vote may be conditioned on the favorable vote of the holders of a majority (as defined in or under the Investment Company Act of 1940) of the outstanding shares of each class or series of the Corporation. Any such Agreement shall also provide in substance that it may be terminated by the Agent at any time without penalty upon giving the Corporation one hundred twenty (120)

days’ written notice (which notice may be waived by the Corporation) and may be terminated by the Corporation at any time without penalty upon giving the Agent sixty (60) days’ written notice (which notice may be waived by the Agent), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Board of Directors of the Corporation in office at the time or by the vote of the holders of a majority (as defined in or under the Investment Company Act of 1940) of the outstanding shares of each class or series of the Corporation.

IV.        Brokerage

(a)    IICO may select brokers to effect the portfolio transactions of the Corporation on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, “best execution” means prompt and reliable execution at the most favorable price obtainable. Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. IICO shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

(b)    Subject to the foregoing, IICO shall have discretion, in the interest of the Corporation, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the Corporation and/or other accounts for which IICO or one or more of its affiliates exercise “investment discretion” (as that term is defined in Section 3(x)(35) of the Securities Exchange Act of 1934); and in connection with such transactions, to pay commission in excess of the amount another adequately qualified broker would have charged if IICO determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terns of either that particular transaction or the overall responsibilities of IICO and its investment advisory affiliates with respect to the accounts for which they exercise investment discretion. In reaching such determination, IICO will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that IICO shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by the Corporation over a representative period selected by its Board of Directors were reasonable in relation to the benefits to the Corporation.

V.        Compensation of IICO

As compensation in full for services rendered and for the facilities and personnel furnished under sections 1, II, and IV of this Agreement, the Corporation will pay to IICO for each day the fees specified in Exhibit A hereto.

The amounts payable to IICO shall be determined as of the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Articles of Incorporation of the Corporation; and shall be paid in arrears whenever requested by 11CO. In computing the value of the net assets of the Corporation, there shall be excluded the amount owed to the Corporation with respect to shares which have been sold but not yet paid to the Corporation by Waddell & Reed, Inc.

Notwithstanding the foregoing, if the laws, regulations or policies of any state in which shares of the Corporation are qualified for sale limit the operation and management expenses of the Corporation, IICO will refund to the Corporation the amount by which such expenses exceed the lowest of such state limitations.

VI.        Undertakings of IICO Liabilities

IICO shall give to the Corporation the benefit of its best judgment, efforts and facilities in rendering advisory services hereunder.

IICO shall at all times be guided by and be subject to the Corporation’s investment policies, the provisions of its Articles of Incorporation and Bylaws as each shall from time to time be amended, and to the decision and determination of the Corporation’s Board of Directors.

This Agreement shall be performed in accordance with the requirements of the investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of 1934, to the extent that the subject matter of this Agreement is within the purview of such Acts. Insofar as applicable to IICO, as an investment adviser and affiliated person of the Corporation, IICO shall comply with the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the respective rules and regulations of the Securities and Exchange Commission thereunder.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of IICO, it shall not be subject to liability to the Corporation or to any stockholder of the Corporation for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

VII.       Duration of this Agreement

This Agreement shall become effective at the start of business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of Directors, including the vote of a majority of the directors who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of each class or series of the Corporation and by the vote of a majority of the directors who are not parties to this Agreement or “interested persons” (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

VIII.      Termination

This Agreement may be terminated by IICO at any time without penalty upon giving the Corporation one hundred twenty (120) days’ written notice (which notice; may be waived by the Corporation) and may be terminated by the Corporation at any time without penalty upon giving IICO sixty(60) days’ written notice (which notice may be waived by IICO), provided that such termination by the Corporation shall be directed or approved by the vote ofa majority of the Board of Directors of the Corporation in office at the time or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Corporation. This Agreement shall automatically terminate in the event of its assignment, the terns “assignment” for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940 and the rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

IVY FUNDS, INC.

		By:	/s/ Mara Herrington
Mara D. Herrington
Vice President

ATTEST:

By:	/s/ Megan E. Bray
Megan E. Bray
Assistant Secretary

IVY INVESTMENT MANAGEMENT
COMPANY

		By:	/s/ Henry J. Herrmann
Henry J. Herrmann
President

ATTEST:

By:	/s/ Wendy J. Hills
Wendy J. Hills
Secretary

EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

IVY FUNDS, INC.

FEE SCHEDULES

A cash fee computed each day on net asset value for each Fund at the annual rates listed below*:

Asset Strategy Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Capital Appreciation Fund

Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets

Core Equity Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion and up to $5 billion	0.55% of net assets
Over $5 billion and up to $6 billion	0.525% of net assets
Over $6 billion	0.50% of net assets

Energy Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

High Income Fund

Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Large Cap Growth Fund

Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Limited-Term Bond Fund

Net Assets	Fee
Up to $500 million	0.50% of net assets
Over $500 million and up to $1 billion	0.45% of net assets
Over $1 billion and up to $1.5 billion	0.40% of net assets
Over $1.5 billion	0.35% of net assets

Mid Cap Growth Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Money Market Fund

A cash fee computed each day on net asset value for the Fund at the annual rate of 0.40% of net assets.

Municipal Bond Fund

Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over $1.5 billion	0.40% of net assets

Municipal High Income Fund

Net Assets	Fee
Up to $1 billion	0.525% of net assets
Over $1 billion and up to $2 billion	0.50% of net assets
Over $2 billion and up to $3 billion	0.45% of net assets
Over $3 billion	0.40% of net assets

Science and Technology Fund

Net Assets	Fee

Up to$1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Small Cap Growth Fund

Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Tax-Managed Equity Fund

Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets

As originally Amended and Effective June 30, 2000.

As Amended and Restated and Effective November 16, 2005.

As Amended, Effective and Approved May 15, 2009.

*If a Fund’s net assets are less than $25 million, IICO has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.